EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Instadose Pharma Corp. (the "Company") on Form 10-K for the year ended November 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alex Wylie, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 15, 2022	/s/ Alex Wylie
Alex Wylie
Chief Executive Officer
Chief Financial Officer